SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                     Securities and Exchange Act of 1934


        Date of Report (Date of earliest event reported) March 4, 1997


                       Property Resources Equity Trust

            (Exact Name of Registrant as Specified in its Charter)

                                  California
                              0-15880 94-3959770
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              State or other Commission File Number IRS Employer
                        jurisdiction of Identification
                             incorporation Number


                   1800 Gateway Drive, San Mateo, CA 94404
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             (Address of Principal Executive Offices ) (Zip Code)

      Registrant's telephone number, including area code: (415) 312-3000




ITEM 2.     DISPOSITION OF ASSETS

Graham Court Business Park
5981, 5963, 5937, 5915 Graham Court
Livermore, California

On March 4, 1997, pursuant to a contract entered into on December 16, 1996 and amended February 13, 1997, Property Resources Equity Trust (the "Registrant") sold the Graham Court Business Park, located in Livermore, California (the "Property").

The Property was sold for all cash at a gross price of $2,200,000. The unaffiliated purchasers are Walter R. Wallner and Alan Cotton (jointly, "Buyer"). A real estate brokerage commission of $73,000 was paid to Lee and Associates Commercial Real Estate Services, an unaffiliated real estate broker retained by the Registrant under a listing agreement dated October 24, 1996. $31,500 was credited to the Buyer for roof repairs. The Property was purchased by the Registrant in August of 1986. The total all cash cost of the Property (including closing costs and acquisition fees) was $2,617,840.

THE PROCEEDS TO THE REGISTRANT FROM THE SALE ARE AS FOLLOWS:



Sales Price                                         $2,200,000
Less:
 Brokerage Commission                               73,000
 Closing Costs                                      2,420
 Capital Credit                                     31,500
 Closing Pro-rations                                39,703
                                                    ------
                                                    146,623
Net Cash Proceeds to                                $2,053,377
the Registrant




There was no material relationship between the Buyer and the Registrant or any of the affiliates, directors or officers of the Registrant or the Advisor or any associate of any director or officer of the Registrant or the Advisor.


ITEM 5:     OTHER MATERIAL ITEMS

On March 4, 1997, the note payable secured by the Good Guys Plaza Shopping Center was repaid from the proceeds of a new note payable. The new note payable, which matures in 2022, requires monthly payments of principal and interest at 8.8% until 2007, at which time the interest rate increases to at least 13.8% under an adjustment formula defined in the note agreement.


ITEM 7:     PRO FORMA FINANCIAL INFORMATION

Pro forma financial statements will be provided as part of the 1996 Form 10-K.


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned heretofore duly authorized.

Dated March 18, 1997                PROPERTY RESOURCES EQUITY TRUST




                              /S/ DAVID P. GOSS
                              David P. Goss
                              President